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                                                                    Exhibit 23.1


                         CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8, and any amendments thereto, to be filed by The Rose Group Corporation of Nevada of our Auditors' Opinion dated March 21, 2000 and our Accountants' Review Report dated May 16, 2000 accompanying the consolidated financial statements of The Rose Group Corporation of Nevada for the years ended December 31, 1999 and 1998, which reports are included in The Rose Group Corporation of Nevada's 1999 Annual Report on Form 10-KSB.


/s/ Pender Newkirk & Company

Pender Newkirk & Company
Certified Public Accountants
Tampa, Florida
January 18, 2001